Exhibit 99.1
November 13, 2009
ReSearch Pharmaceutical Services, Inc.
Unaudited Quarterly Report for the period ended September 30, 2009
ReSearch Pharmaceutical Services, Inc. (“RPS” or the “Company”), a leading provider of integrated clinical development outsourcing solutions to the bio-pharmaceutical industry, is pleased to announce its results for the third quarter and nine months ended September 30, 2009. These statements include unaudited comparative results for RPS for the quarter and nine months ended September 30, 2008.
In addition, RPS announces that it has today filed a Form 10-Q for the period ended September 30, 2009, as required by the Securities and Exchange Commission (“SEC”). A copy of the Form 10-Q is available on our website (www.rpsweb.com).
The following discussion of financial and operational highlights for the three and nine month periods ended September 30, 2009 is qualified by reference to the unaudited financial results included in this press release and the Company’s Form 10-Q, as filed with the SEC.
Financial highlights for the three months ended September 30, 2009
•	Service revenues for the third quarter of 2009 of $51.7 million grew $12.6 million or 32.1% as compared to the same period in 2008.
•	Direct costs increased 25.8% to $37.2 million for the third quarter of 2009, but decreased as a percentage of service revenue, from 75.6% to 71.9%, from the third quarter of 2008.
•	Selling, general, and administrative expenses increased 43.8% to $11.3 million for the third quarter of 2009 from $7.8 million for the third quarter of 2008.
•	EBITDA for the third quarter of 2009 of $3.2 million or 6.2% of service revenues, increased from $1.7 million or 4.4% of service revenues for the third quarter of 2008.
•
Net income before provision for income taxes for the third quarter of 2009 of $2.2 million increased $0.9 million from $1.3 million for the third quarter of 2008. Net income for the third quarter of 2009 increased to $1.0 million, from net income for the third quarter in 2008 of $0.7 million.

Financial highlights for the nine months ended September 30, 2009
•	Service revenues for the nine months ended September 30, 2009 of $145.4 million grew $27.9 million or 23.8% as compared to the same period in 2008.
•
Direct costs increased 19.8% to $105.3 million for the nine months ending September 30, 2009, but decreased as a percentage of service revenue, from 74.9% to 72.5%, from the nine months ended September 30, 2008.

•	Selling, general, and administrative expenses increased 42.4% to $32.4 million for the nine months ended September 30, 2009 from $22.7 million for the nine months ended September 30, 2009.
•	EBITDA for the nine months ended September 30, 2009 of $7.7 million or 5.3% of service revenues, increased from $6.8 million or 5.8% of service revenues for the nine months ended September 30, 2008.
•
Net income before provision for income taxes for the nine months ended September 30, 2009 of $4.6 million decreased $1.0 million from $5.6 million for the nine months ended September 30, 2008. Net income for the nine months ended September 30, 2009 decreased to $2.0 million, from net income for the nine months ended September 30, 2008 of $3.2 million.

Operational highlights for the nine months ended September 30, 2009
•
In early 2009, the Company announced that it had entered into an agreement to acquire a clinical research organization (CRO) in China, providing the Company with expanded capabilities in the Asian market and complementing its current operations in the Americas and Europe. This acquisition was completed on July 7, 2009

A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure are located at the end of this press release.

November 13, 2009
Commenting on the third quarter results, Daniel M. Perlman, Chairman and CEO of RPS, said:
“In the third quarter, RPS continued the implementation of its global expansion strategy with the acquisition of the China-based CRO, Paramax. We believe this acquisition will serve as the platform for our growing operations in the Asia-Pacific region and complements our existing operations in the Americas, Europe and Africa. RPS intends to continue to expand its global capabilities in response to the growing needs of our clients for global drug development services.”

For further information please contact:
ReSearch Pharmaceutical Services, Inc.	+1 215 540 0700
Dan Perlman, Chief Executive Officer
Steven Bell, Chief Financial Officer
Background on RPS
Headquartered in Ft. Washington, Pennsylvania, with subsidiary offices across Latin America, Europe and Asia, RPS is a next generation CRO and a leading provider of integrated clinical development and enhanced full-service outsourcing solutions to the bio-pharmaceutical industry. RPS provides services in connection with the design, initiation and management of clinical trials programs that are required to obtain regulatory approval to market bio-pharmaceutical products. Our innovative business model combines the expertise of a traditional CRO with the ability to provide flexible outsourcing solutions that are fully integrated within our clients’ clinical drug development infrastructure. This approach was designed to meet the varied needs of small, medium and large bio-pharmaceutical companies.
Supplemental non-GAAP financial information
EBITDA is defined as net income before interest expense, income taxes and depreciation and amortization. The Company believes that net income is the most directly comparable GAAP measurement to EBITDA. EBITDA is presented because the Company believes it is useful to investors as widely accepted financial indicators of a company’s ability to service and/or incur indebtedness and because such disclosure provides investors with additional criteria used by the Company to evaluate our operating performance and the performance-based compensation of certain of our employees. EBITDA is not defined under GAAP, should not be considered in isolation or as a substitute for a measure of our liquidity or performance prepared in accordance with GAAP and is not indicative of income from operations as determined under GAAP. EBITDA and other non-GAAP financial measures have limitations which should be considered before using these measures to evaluate the Company’s liquidity or financial performance. EBITDA does not include interest expense, income tax expense or depreciation and amortization expense, which may be necessary in evaluating the Company’s operating results and liquidity requirements or those of businesses we may acquire. The Company’s management compensates for these limitations by using EBITDA as a supplement to GAAP results to provide a more comprehensive understanding of the factors and trends affecting our business or any business we may acquire. Our computation of EBITDA may not be comparable to other similarly titled measures provided by other companies, because not all companies calculate this measure in the same fashion.

November 13, 2009
The following table and related notes reconciles net income to EBITDA:

	(in thousands)		(in thousands)
	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2008	2009	2008

Reconciliation of net income to EBITDA:

Net income	$994	$748	$1,983	$3,224
Provision for income taxes	1,162	518	2,654	2,341
Interest (income) expense, net	182	(3)	485	(25)
Depreciation and amortization	884	449	2,555	1,233

EBITDA	$3,222	$1,712	$7,677	$6,773

November 13, 2009
Financial Data
ReSearch Pharmaceutical Services, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2009	2008
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$6,193,010	$6,565,003
Restricted cash	4,911,223	7,247,532
Accounts receivable, less allowance for doubtful accounts of $806,000 at September 30, 2009 and $654,000 at December 31, 2008, respectively	50,774,249	43,225,016
Current deferred tax asset	989,433	970,797
Prepaid expenses and other current assets	1,893,342	2,377,838

Total current assets	$64,761,257	$60,386,186

Property and equipment, net	6,043,407	5,993,386
Other assets	1,351,173	1,179,018
Intangible assets subject to amortization, net	3,145,737	3,880,000
Goodwill	17,323,504	15,145,585
Deferred tax asset	504,366	504,366

Total assets	$93,129,444	$87,088,542

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$2,995,639	$3,496,309
Accrued expenses	12,654,901	12,069,957
Customer deposits	9,411,043	7,247,532
Deferred revenue	6,605,575	4,781,935
Line of credit	12,003,517	7,500,000
Current portion of capital lease obligations	421,984	682,695

Total current liabilities	$44,092,659	$35,778,428

Customer deposits	—	4,500,000
Deferred tax liability	1,005,222	1,331,955
Other liabilities	2,009,897	2,323,794
Capital lease obligations, less current portion	548,573	871,963

Total liabilities	$47,656,351	$44,806,140

Stockholders’ equity:
Common stock, $.0001 par value:
Authorized shares — 150,000,000 issued and outstanding shares — 37,277,808 and 36,746,291 at September 30, 2009 and December 31, 2008, respectively.	3,728	3,675
Additional paid-in capital	45,457,670	44,083,184
Accumulated other comprehensive (loss) income	(11,075)	155,535
Retained earnings (accumulated deficit)	22,770	(1,959,992)

Total stockholders’ equity	$45,473,093	$42,282,402

Total liabilities and stockholders’ equity	$93,129,444	$87,088,542

November 13, 2009
ReSearch Pharmaceutical Services, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(unaudited)		(unaudited)

Service revenue	$51,669,235	$39,113,267	$145,374,471	$117,447,462
Reimbursement revenue	5,588,148	4,900,378	16,528,476	13,249,875

Total revenue	57,257,383	44,013,645	161,902,947	130,697,337

Direct costs	37,167,441	29,555,433	105,327,137	87,948,270
Reimbursable out-of-pocket costs	5,588,148	4,900,378	16,528,476	13,249,875
Selling, general, and administrative expenses	11,279,779	7,845,537	32,370,791	22,725,789
Depreciation and amortization	884,177	449,187	2,554,806	1,233,451

Income from operations	2,337,838	1,263,110	5,121,737	5,539,952

Interest expense	286,802	91,089	757,670	231,020
Interest income	105,164	94,189	272,993	256,190

Net income before provision for income taxes	2,156,200	1,266,210	4,637,060	5,565,122
Provision for income taxes	1,162,167	517,971	2,654,298	2,340,750

Net income	$994,033	$748,239	$1,982,762	$3,224,372

Net income per common share:
Basic	$0.03	$0.02	$0.05	$0.10
Diluted	$0.03	$0.02	$0.05	$0.09

Weighted average number of common shares outstanding:
Basic	37,231,635	32,547,406	36,910,087	32,507,708
Diluted	38,141,116	34,049,551	37,955,539	34,069,060

November 13, 2009
ReSearch Pharmaceutical Services, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows

	Nine Months Ending September 30,
	2009	2008
	(unaudited)
Net income	$1,982,762	$3,224,372
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	2,554,806	1,233,451
Stock-based compensation	453,630	413,771
Deferred tax benefit	(317,115)	—
Changes in operating assets and liabilities:
Accounts receivable	(7,298,979)	(1,897,447)
Prepaid expenses and other assets	383,865	(968,379)
Accounts payable	(582,190)	17,973
Accrued expenses and other liabilities	1,849,424	(518,930)
Customer deposits	(2,559,107)	(307,155)
Deferred revenue	1,761,991	(1,640,451)

Net cash used in operating activities	(1,770,913)	(442,795)

Investing activities
Change in restricted cash	2,558,927	307,155
Business combinations, net of cash acquired	(3,092,758)	—
Purchase of property and equipment	(1,574,894)	(1,128,412)

Net cash used in investing activities	(2,108,725)	(821,257)

Financing activities
Net borrowings on line of credit	4,503,517	—
Principal payments on capital lease obligations	(584,101)	(496,172)
Proceeds from exercise of options	254	8,951
Cross Shore merger consideration, net of fees paid	—	(17,880)

Net cash provided by (used in) financing activities	3,919,670	(505,101)
Effect of exchange rates on cash and cash equivalents	(412,025)	26,915

Net change in cash and cash equivalents	(371,993)	(1,742,238)
Cash and cash equivalents, beginning of period	6,565,003	11,060,255

Cash and cash equivalents, end of period	$6,193,010	$9,318,017

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$757,670	$231,020

Income taxes	$4,531,026	$2,924,777
Supplemental disclosures of noncash financing activities
Issuance of shares in connection with business combinations	$918,583	$—

Acquisition of fixed assets under capital leases	$—	$1,211,158

November 13, 2009
NOTES
The functional currency of RPS is US dollars because that is the currency of the primary economic environment in which the company operates. These financial statements are presented in US dollars.
The financial statements are presented in conformity with accounting principles generally accepted in the United States and have been prepared using the same accounting policies as set forth in the financial statements for the year ended December 31, 2008 which will be included in the Company’s Annual Report on Form 10-K to be filed with the SEC.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, financial condition, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict, including those described under the heading “Risk Factors” in the Company’s Form 10-K filed with the SEC on March 31, 2009 and Forms 10-Q for the first, second, and third quarters of 2009. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. The Company cautions you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions including: our ability to identify liabilities associated with the Company; our ability to manage pricing and operational risks; our ability to manage foreign operations and integrate new operations into our existing operations; changes in technology; and our ability to acquire or renew contracts. Any forward-looking statement made in this document speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, unless otherwise required to do so by law or regulation.